Exhibit 3.1

FILED

AUG 8 1983 10 AM

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

EMBASSY SUITES, INC.

FIRST: The name of the corporation is Embassy Suites, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 100 West Tenth Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($l.00) per share.

FIFTH: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized, without stockholders action, to adopt, amend or repeal the bylaws.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

EIGHTH: The incorporator is Holiday Inns, Inc., whose mailing address is 3742 Lamar Avenue, Memphis, Tennessee 38195.

THE UNDERSIGNED Holiday Inns, Inc., a Tennessee corporation, acting through one of its vice presidents, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, such vice president has signed this Certificate of Incorporation on behalf of the incorporator and affixed its seal this 5th day of August, 1983.

HOLIDAY INNS, INC.

By:	/s/ Craig H. Norville
Craig H. Norville Vice President

Attest:

/s/ Jerome A. Broadhurst
Jerome A. Broadhurst Secretary

FILED

NOV 22 1989 11:15 AM

SECRETARY OF STATE

Certificate of Amendment

of

Certificate of Incorporation

of

Embassy Suites, Inc.

Embassy Suites, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify that it adopted the following amendment to its Certificate of Incorporation:

First: That by unanimous written consent of the board of directors of Embassy Suites, Inc. a resolution was duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

Resolved, that the certificate of incorporation of this corporation be amended by the addition of Article Ninth and that said Article shall be and read as follows:

NINTH: Any equity securities of the corporation are held subject to the condition that the corporation has the absolute right to redeem such securities by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken to the extent necessary to prevent the loss of or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any subsidiary to conduct any portion of the business of the corporation or any subsidiary, which license or franchise is conditioned upon some or all of the holders of the corporation’s securities possessing prescribed qualifications.

The terms of such redemption shall permit the corporation to redeem the equity securities of a disqualified holder at a redemption price equal to the fair market value of such securities, excluding any dividends thereon from the date the corporation receives notice of a determination of disqualification from the government agency.

Any debt securities of the corporation are held subject to the condition that if a holder thereof is found to be disqualified or found unsuitable by any government agency, including the New Jersey Casino Control Commission, the corporation shall have the right to redeem such securities.

The terms of such redemption for debt securities shall be subject to and in accordance with the terms and provisions of the instrument governing such securities.

Second: That thereafter, by written consent of the sole stockholder notice of the calling of a special meeting was waived and the proposed amendment duly adopted.

Third: That said amendment above stated was adopted in accordance with and pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

In witness whereof, said Embassy Suites, Inc. caused this certificate to be signed by Frederick W. Burford, its Vice President, this 20th day of November, 1989.

EMBASSY SUITES, INC.

By:	/s/ Frederick W. Burford
Frederick W. Burford Vice President

Attest:	/s/ Stephen H. Brammell
Assistant Secretary

RESTATED CERTIFICATE OF INCORPORATION

of

EMBASSY SUITES, INC.

The undersigned, E. O. Robinson, Jr. and Stephen H. Brammell, certify that they are a Senior Vice President and an Assistant Secretary, respectively, of EMBASSY SUITES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and do hereby further certify as follows:

1. The name of the corporation is Embassy Suites, Inc., the name under which it was originally incorporated.

2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on August 8, 1983. An amendment to the Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 22, 1989.

3. The amendment to the certificate of incorporation effected by this certificate is to modify and restate Article Ninth of the original certificate of incorporation (which is Article Eighth of this Restated Certification of Incorporation).

4. The amendments and the restatement of the certificate of incorporation have been duly adopted by written consent of the stockholder of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

5. The text of the Certificate of Incorporation of Embassy Suites, Inc. as heretofore amended is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of the Corporation is Embassy Suites, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington Delaware 19801. The name of the registered agent of the Corporation as such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

FIFTH: The business and affairs of the Corporation shall be managed by the board of directors, and the directors need not be elected by ballot.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized, without stockholders action, to adopt, amend or repeal the bylaws.

SEVENTH: The Corporation reserves the right to amend, alter change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

EIGHTH: Any equity securities of the Corporation are held subject to the condition that the Corporation has the absolute right to redeem such securities by action of the Board of Directors, if, (A) in the judgment of the Board of Directors, any holder of the securities is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, or that such action otherwise should be taken to the extent necessary to avoid any regulatory sanctions or, to prevent the loss of or secure the reinstatement of any gaming license, franchise or other entitlement from any governmental agency held by the Corporation, any affiliate of the Corporation or any entity in which such Corporation or affiliate is an owner, which gaming license, franchise or other entitlement is (i) conditioned upon same or all of the holders of securities possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Corporation or any such affiliate or other entity; or (B) the holder of any equity security of the Corporation fails to enforce the provisions of the fourth paragraph of this Article EIGHTH against its direct owners or any parties Controlled by, Controlling, or under common Control with such holder; provided that no holder of any equity security of this Corporation whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ be required to enforce the provisions of the fourth paragraph of this Article EIGHTH. For purposes of this Article EIGHTH, “Control” shall mean the ability, whether by the direct or indirect ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership or to control a majority of the members of the governing board of such partnership representing any single partner, or otherwise to select, or have the power to remove and select, a majority of those persons exercising governing authority over an entity, and, in the case of a limited partnership shall mean the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof.

The terms of such redemption shall permit the Corporation to redeem the equity securities of a disqualified holder at a redemption price equal to the fair market value of such securities, excluding any dividends or other remuneration thereon from the date the Corporation receives notice of a determination of unsuitability or disqualification from the government agency, or in such lesser amount as may be specified by any applicable gaming law, regulation or rule.

From and after the redemption date or such earlier date as mandated by any applicable gaming law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of any equity securities of the Corporation selected for redemption (including any rights to vote or participate in any distributions of the Corporation), shall cease and terminate and they shall thereafter be entitled only to receive that amount payable upon redemption.

The holder of any equity security of this Corporation shall require that the articles of incorporation, charters, partnership agreements or other formative documents of each person or entity owning a direct interest in such holder or who are Controlled by, Control, or under common Control with such holder (other than a holder who has been exempted from a suitability determination by any gaming regulatory agency) shall incorporate the provisions of this Article EIGHTH into their formative documents; provided that no holder of any equity security of the Corporation whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ shall be required to Incorporate the provisions of this Article EIGHTH into their formative documents.

Any debt securities of the Corporation are held subject to the condition that if a holder thereof is found to be disqualified or found unsuitable by any government agency, including the New Jersey Casino Control Commission, the Corporation shall have a right to redeem such securities.

The terms of such redemption for debt securities shall be subject to and in accordance with the terms and provisions of the instrument governing such securities.

IN WITNESS WHEREOF, Embassy Suites, Inc. has caused this certificate to be signed by E. O. Robinson, Jr., its Senior Vice President, and attested to by Stephen H. Brammell, its Assistant Secretary, this 8th day of July, 1994.

EMBASSY SUITES, INC.

By:	/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr., Senior Vice President

ATTEST:

/s/ Stephen H. Brammell
Assistant Secretary

STATE OF TENNESSEE

COUNTY OF SHELBY

This instrument was acknowledged before me on the 8th day of July, 1994 by E. O. Robinson, Jr., Senior Vice President, and attested to by Stephen H. Brammell, Assistant Secretary, of Embassy Suites, Inc.

/s/ Juanita M. Francis
Notary Public

My Commission Expires:
MY COMMISSION EXPIRES JULY 15, 1997

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:22 AM 06/30/1995
950147639 – 2014547

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

EMBASSY SUITES, INC.

Embassy Suites, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Embassy Suites, Inc., by the unanimous written consent of its members filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the corporation and its stockholder, and recommending that its stockholder approve the proposed amendment by written consent in lieu of a meeting. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors of Embassy Suites, Inc. (the “Company”), hereby approves and sets forth the following proposed amendment (the “Proposed Amendment”) to Article FIRST of the Company’s Restated Certificate of Incorporation;

That Article FIRST of the Restated Certificate of Incorporation of the Company be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Harrah’s Operating Company, Inc.”

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the stockholder of said corporation approved the amendment by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by E. O. Robinson, Jr., its Senior Vice President, the 30th day of June, 1995.

By:	/s/ E. O. Robinson, Jr.
E. O. Robinson, Jr. Senior Vice President

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 08:30 AM 08/31/1995

950198035 - 2014547

CERTIFICATE OF MERGER

OF

HARRAH’S

INTO

HARRAH’S OPERATING COMPANY, INC.

(Under Section 252 of the General Corporation Law

of the State of Delaware)

Harrah’s Operating Company, Inc., a corporation organized and existing under the laws of the State of Delaware hereby certifies that:

1. The name and state of incorporation of each of the constituent corporations are:

(a) Harrah’s, a Nevada corporation; and

(b) Harrah’s Operating Company, Inc., a Delaware corporation.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by Harrah’s and by Harrah’s Operating Company, Inc. in accordance with the provisions of subsection (c) of Section 252 (as well as, with respect to Harrah’s Operating Company, Inc., Section 228 by the written consent of its sole stockholder) of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Harrah’s Operating Company, Inc.

4. The certificate of incorporation of Harrah’s Operating Company, Inc, shall be the certificate of incorporation of the surviving corporation.

5. The surviving corporation is a corporation of the State of Delaware.

6. The executed Agreement of Merger is on file at the principal place of business of Harrah’s Operating Company, Inc. at 1023 Cherry Road, Memphis, Tennessee 38117.

7. A copy of the Agreement of Merger will be furnished by Harrah’s Operating

1

Company, Inc., on request and without cost, to any stockholder of Harrah’s Operating Company, Inc. or Harrah’s.

8. The authorized capital stock of Harrah’s is 1,000 shares of Common Stock, $1.00 par value.

9. This Certificate of Merger shall be effective on August 31, 1995, at 5:00 p.m. Eastern Daylight Time.

IN WITNESS WHEREOF, Harrah’s Operating Company, Inc. has caused this certificate to be signed by Philip G. Satre, Its President and Chief Executive Officer, on this 2lst day of August, 1995.

HARRAH’S OPERATING COMPANY, INC.

By:	/s/ Philip G. Satre
Philip G. Satre, President and Chief Executive Officer

2

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 08:31 AM 08/31/1995

950198043 - 2014547

CERTIFICATE OF MERGER

OF

HARRAH’S CLUB

INTO

HARRAH’S OPERATING COMPANY, INC.

(Under Section 252 of the General Corporation Law

of the State of Delaware)

Harrah’s Operating Company, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

1. The name and state of Incorporation of each of the constituent corporations are:

(a) Harrah’s Club, a Nevada corporation; and

(b) Harrah’s Operating Company, Inc., a Delaware corporation.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by Harrah’s Club and by Harrah’s Operating Company, Inc. in accordance with the requirements of Section 252 and by Harrah’s Operating Company, Inc. in accordance with the requirements of Section 228 (by unanimous written consent) of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Harrah’s Operating Company, Inc.

4. The certificate of incorporation of Harrah’s Operating Company, Inc. shall be the certificate of incorporation of the surviving corporation.

5. The surviving corporation is a corporation of the State of Delaware.

6. The executed Agreement of Merger is on file at the principal place of business of Harrah’s Operating Company, Inc. at 1023 Cherry Road, Memphis, Tennessee 38117.

7. A copy of the Agreement of Merger will be furnished by Harrah’s Operating Company, Inc., on request and without cost, to any stockholder of Harrah’s Operating Company, Inc. or Harrah’s Club.

8. The authorized capital stock of Harrah’s Club is 26,000,000 shares of Common Stock, $0.50 par value, and 2,000,000 shares of Preferred Stock, $1.00 par value.

9. This Certificate of Merger shall be effective on August 31, 1995, at 6:00 p.m. Eastern Daylight Time.

IN WITNESS WHEREOF, Harrah’s Operating Company, Inc. has caused this certificate to be signed by Philip G. Satre, its President and Chief Executive Officer, on this 21st day of August, 1995.

HARRAH’S OPERATING COMPANY, INC.

By:	/s/ Philip G. Satre
Philip G. Satre, President and Chief Executive Officer

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:00 PM 10/11/1995

950233890 - 2014547

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

HARRAH’S OPERATING COMPANY, INC.

Harrah’s Operating Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Harrah’s Operating Company, Inc. (the “Corporation”), by the unanimous written consent of its members filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and in the best interest of the Corporation and its stockholder, and recommending that its stockholder approve the proposed amendment by written consent in Lieu of a meeting. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors of the Corporation hereby approves and sets forth the following proposed amendment (the “Proposed Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation:

That Article FOURTH of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 1,001,000, consisting of 1,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.10 per share (the “Preferred Stock”).

B. Shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

1. The designation of such series and the number of shares which shall constitute such series;

2. The rate of dividend, if any, payable on shares of such series;

3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

6. The sinking fund provisions, if any, for the redemption of shares of such series;

7. The voting rights, if any, of the shares of such series;

8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

C. Except as otherwise provided in this Certificate of Incorporation (including this Section C of Article FOURTH and including the resolutions adopted by the

Board of Directors pursuant to Section B of this Article FOURTH), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him on all matters submitted to stockholders for a vote and each holder of Preferred Stock of any series that has voting rights shall be entitled to such number of votes for each share held by him as may be specified in the resolutions providing for the issuance of such series.”

SECOND: That thereafter, the stockholder of said Corporation approved the amendment by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by E.O. Robinson, Jr., its Senior Vice President, the 10th day of October, 1995.

By:	/s/ E.O. Robinson, Jr.
E.O. Robinson, Jr. Senior Vice President, General Counsel and Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 06/30/2000

001334241 - 2014547

CERTIFICATE OF OWNERSHIP AND MERGER

OF

HARRAH’S MARYLAND HEIGHTS CORPORATION,

a Nevada corporation

WITH AND INTO

HARRAH’S OPERATING COMPANY, INC.,

a Delaware corporation

It is hereby certified that:

1. Harrah’s Operating Company, Inc. (the “Company”) is a business corporation of the State of Delaware.

2. The Company is the owner of all of the outstanding shares of each class of the capital stock of Harrah’s Maryland Heights Corporation, which is a corporation of the State of Nevada.

3. On June 28, 2000, the Board of Directors of the Company adopted the following resolutions to merge Harrah’s Maryland Heights Corporation with and into the Company:

RESOLVED, that in connection with the acquisition by the Company of Players International, Inc. and the reorganization of the subsidiaries and entity interests acquired in connection therewith it is in the best interests of the Company and its stockholder to enter into an Agreement and Plan of Merger (the “Plan of Merger”) for the purpose of merging Harrah’s Maryland Heights Corporation, a Nevada corporation and wholly owned subsidiary of the Company (“HMHC”), with and into the Company (the “Merger”);

RESOLVED FURTHER, that the terms and conditions set forth in the Plan of Merger and the transactions contemplated therein, including, without limitation, the Merger, be and hereby are, approved (within the meaning of Section 253 of the Delaware General Corporation Law) and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute, deliver, and cause the Company to carry out the provisions of, and perform its obligations under, the Plan of Merger, with such changes therein or additions or amendments thereto as the officers executing and delivering the Plan of Merger shall determine to be necessary, appropriate or desirable, such determination to be conclusively evidenced by execution and delivery of the Plan of Merger; and

RESOLVED FURTHER, that the officers and authorized representatives of the Company be, and each of them hereby is, authorized, empowered and directed to execute and deliver any and all such other agreements, certificates, instruments or documents and to take or cause to be taken any and all such other actions as such officers deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions; and

RESOLVED FURTHER, that the Company, in its capacity as sole shareholder of HMHC, hereby approves the Plan of Merger and the Merger.

1

IN WITNESS WHEREOF, the undersigned caused this Certificate of Ownership and Merger to be signed by its duly authorized officer as of June 28, 2000.

HARRAH’S OPERATING COMPANY, INC.

/s/ Philip G. Satre
Philip G. Satre, President

State of Delaware

Secretary of State

Division of Corporations

Delivered 09:15 AM 06/13/2005

FILED 09:15 AM 06/13/2005

SRV 050489234 - 2014547 FILE

CERTIFICATE OF MERGER

OF

CAESARS ENTERTAINMENT, INC.

WITH AND INTO

HARRAH’S OPERATING COMPANY, INC.

Pursuant to Section 251(c) of the Delaware

General Corporation Law

Harrah’s Operating Company, Inc., a Delaware corporation, does hereby certify that:

1. The names and states of incorporation of the constituent corporations participating in the merger herein certified (the “Constituent Corporations”) are:

(a)	Caesars Entertainment, Inc., a Delaware corporation; and

(b)	Harrah’s Operating Company, Inc., a Delaware corporation.

2. An Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 14, 2004 by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., and Caesars Entertainment, Inc., has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251(c) of the Delaware General Corporation Law.

3. The name of the surviving corporation in the merger herein certified is Harrah’s Operating Company, Inc. (the “Surviving Corporation”), which will continue its existence as the Surviving Corporation under its present name upon the effective date of the merger herein certified pursuant to the provisions of the Delaware General Corporation Law.

4. The certificate of incorporation of Harrah’s Operating Company, Inc. as now in force and effect shall continue to be the certificate of incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, located at One Harrah’s Court, Las Vegas, Nevada 89119-4312.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of either of the Constituent Corporations.

7. The future effective date and time of this Certificate of Merger shall be June 13, 2005 at 4:00 p.m. Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, Harrah’s Operating Company, Inc. has caused this Certificate of Merger to be executed on this 13th day of June, 2005.

HARRAH’S OPERATING COMPANY, INC.

By:	/s/ Charles L. Atwood
Charles L. Atwood
Senior Vice President and Chief Financial Officer